UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2016

China Bull Management Inc.

(Name of Small Business Issuer in its Charter)

Nevada                            7389                         27-4344306

(State or Other         (Primary Standard Industrial           (I.R.S. Employer

Jurisdiction of Organization)   Classification Code Number)          Identification No.)

665 Ellsworth Avenue, Connecticut, 06511

Tel: (203) 562-8899

(Address and Telephone Number of Registrant's Principal Place of Business)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________________________________________________________________________________

Item 5.07 Submission of Matters to a Vote of Security Holders

     The special shareholder meeting was taken placed in the headquarter of the Company on July 10, 2016. Some shareholder drove hundreds of miles to attend the meeting. Shareholders seriously concerned about the missing of the cash of the bank account, missing of the computers and their stock certificates. They want to recover the value of the shares.

      The vote process included voting by e-mail, telephone calls and persons. The 1002436 shares of Andrew Chien’s were treated as interested shares to change the control of the company, therefore not joined the vote process. In the remaining 106160 shares, 78050 shares, 73.5% of total qualified voted shares, joined the vote with the following results:

Proposal 1: To reject Richard J Freer becoming controlled shareholder

            100% of voted shares voted Yes.

Proposal 1: To elect Andrew Chien as director:

            100% of voted shares voted For.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2016

  /s/Andrew Chien

  Director/President